Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Insured Massachusetts
Tax-Free Advantage Municipal
Fund
333-100352
811-21216

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC
filing on June 20, 2005, under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007544.